Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 1 to the Registration Statement on Form S-1 of GEOTAG INC. of our report dated November 9, 2010 relating to the financial statements as of September 30, 2010, and for the period from inception, July 1, 2010, through September 30, 2010, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ HASKELL & WHITE LLP

Irvine, California

January 3, 2011